REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).

Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2014.  The Operating Expense Limit for each Fund is as follows:

Name of FundExpense Limitation
AZL BlackRock Capital Appreciation Fund1.20%
AZL BlackRock Global Allocation Fund1.19%
AZL Columbia Mid Cap Value Fund1.30%
AZL Columbia Small Cap Value Fund
Class 1 shares1.10%
Class 2 shares1.35%
AZL Davis New York Venture Fund
Class 1 shares0.95%
Class 2 shares1.20%
AZL Dreyfus Research Growth Fund1.20%
AZL Enhanced Bond Index Fund0.70%
AZL Federated Clover Small Value Fund1.35%
AZL Franklin Templeton Founding Strategy
Plus Fund1.20%
AZL Gateway Fund1.25%
AZL International Index Fund0.77%
AZL Invesco Equity and Income Fund1.20%
AZL Invesco Growth and Income Fund1.20%
AZL Invesco International Equity Fund1.45%
AZL JPMorgan International Opportunities Fund1.39%

Name of FundExpense Limitation
AZL JPMorgan U.S. Equity Fund
Class 1 shares0.95%
Class 2 shares1.20%
AZL MFS Investors Trust Fund1.20%
AZL MFS Value Fund1.20%
AZL Mid Cap Index Fund0.71%
AZL Money Market Fund0.87%
AZL Morgan Stanley Global Real Estate Fund1.35%
AZL Morgan Stanley Mid Cap Growth Fund1.30%
AZL NFJ International Value Fund1.45%
AZL Oppenheimer Discovery Fund1.35%
AZL Pyramis Core Bond Fund0.95%
AZL Russell 1000 Growth Index Fund	0.84%
AZL Russell 1000 Value Index Fund0.84%
AZL S&P 500 Index Fund
Class 1 shares0.46%
Class 2 shares0.71%
AZL Schroder Emerging Markets Equity Fund
Class 1 shares1.40%
Class 2 shares1.65%
AZL Small Cap Stock Index Fund 0.71%

Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By:    /s/ Michael J. Tanski
Name: Michael J. Tanski
Title:  Vice President, Operations

ALLIANZ INVESTMENT MANAGEMENT LLC

By:    /s/ Brian J. Muench
Name:  Brian J. Muench
Title:  President

Updated:  04/29/2013